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                                                                   EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Cellular Infrastructure Supply, Inc., a Delaware corporation
Cruisetel - AB, organized under the laws of Sweden
Central Cellphone Ltd., organized under the laws of the United Kingdom
Dynamic Telecom International, Inc., a Florida corporation
Dynamic Telecom de Espana, organized under the laws of Spain
FaciliCom International GmbH, organized under the laws of Austria
FaciliCom International BVBA/SPRL, organized under the laws of Belgium FaciliCom International A/S, organized under the laws of Denmark
FaciliCom International Sa de CV, organized under the laws of El Salvador FaciliCom Finland OY, organized under the laws of Finland
FaciliCom International, SARL, organized under the laws of France
FaciliCom Telekommunikation GmbH, organized under the laws of Germany
FaciliCom International SA, organized under the laws of Guatemala
FaciliCom International Ltd., organized under the laws of Hong Kong
FaciliCom International S.r.l., organized under the laws of Italy
FaciliCom International K.K., organized under the laws of Japan
FaciliCom International BV, organized under the laws of Netherlands
FaciliCom International AS, organized under the laws of Norway
FaciliCom International SRL, organized under the laws of Spain
FaciliCom International Sweden AB, organized under the laws of Sweden
FaciliCom International SARL, organized under the laws of Switzerland
FaciliCom International UK Ltd., organized under the laws of United Kingdom FaciliCom International, LLC, organized under the laws of ___________.
FCI (GP), LLC, organized under the laws of ___________.
LDI Acquisition Sub, Inc., a Delaware corporation
LDI Denmark ApS, organized under the laws of Denmark
LDI Telecommunikations GmbH, organized under the laws of Germany
LDI Telecommunications Ltd, organized under the laws of the United Kingdom
Long Distance International Ltd, organized under the laws of the United Kingdom LDI Southern Europe, organized under the laws of the United Kingdom
LDI SpA, organized under the laws of Italy
LDI (UK) Limited, organized under the laws of the United Kingdom
NACT Telecommunications, Inc., a Delaware corporation
Nahatan Street Associates Limited Partnership, a Massachusetts limited partnership
Net Center AB, organized under the laws of Sweden
NETnet AS Norway, organized under the laws of Norway
NETnet Italy, organized under the laws of Italy
NETnet International AB a/k/a NETnet Europe, organized under the laws of Sweden NETnet Telecom SA, organized under the laws of France
NETnet Sweden, organized under the laws of Sweden
NETnet AG Switzerland, organized under the laws of Switzerland
NETnet Telekommunikation GmbH, organized under the laws of Austria
Newgate Communications, organized under the laws of the United Kingdom
NewTel Communications GmbH, organized under the laws of Germany
NewTel LLC, organized under the laws of Minnesota
Restor - AIT, Inc., a Delaware corporation
Sunrise Sierra, Inc., a Delaware corporation
Telco Indemnity Limited, a Bermuda corporation
Telco Security Corporation, a Massachusetts corporation
Telco Systems Asia/Pacific Ltd., a Hong Kong corporation
Telco Systems Inc., a Delaware corporation
Telco Technology, Inc., a Massachusetts corporation
Telcross Associates Limited Partnership, a Massachusetts limited partnership Televersa NETnet Telekommunikationssyteme GmbH a/k/a NETnet Germany, organized under the laws of Germany
Telpoint Associated Limited Partnership, a Massachusetts limited partnership
WA Services, Inc., a Delaware corporation f/k/a Galaxy Personal Communications
 Services, Inc.
WA Technical, Inc., a Delaware corporation f/k/a Galaxy Technical Services,
 Inc.
WA Telecom Products Co., Inc. a Delaware corporation
Westec Communications Inc., a Delaware corporation
World Access Capital Corp., a Delaware corporation
World Access de Mexico, S.A. de C.V., a Mexico corporation
World Access Holdings, Inc., a Delaware corporation
World Access Investment Corp., a Delaware corporation
World Access, Ltd., a Barbados corporation

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World Access Telecommunications Group, Inc., an Illinois corporation
World Access Telecommunications Group Limited, a corporation organized under the laws of England and Wales
World Access UK, Ltd., a corporation organized under the laws of England and Wales